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                                                                   Exhibit 10.11



                                 FORM OF AGREEMENT


      THIS AGREEMENT made this ______ day of___________________, 1997 by and between Sponsor, Inc. of __________________________________________, herein referred to as "Sponsor" and Championship Auto Racing Teams, Inc., 755 W. Big Beaver Road, Suite 800, Troy, Michigan 48084 herein referred to as "CART".

      1. Official Supplier Designation. During the term of this Agreement, Sponsor shall be, and shall have the right to hold itself out as an Official Supplier of CART including the following specific exclusive designation:
"_______________________." Sponsor shall have the right to use the above designation for the purposes of advertising, publicity and promotion, provided, however, that approval of CART is obtained prior to any publication utilizing the CART name, logo, or any of its marks. Approved use of the CART name and logo may be on a stand-alone basis or in a composite logo format.

      2.    Use of Proprietary Rights.

            A. Both Sponsor and CART recognize the need of maintaining uniformly high standards of ethical advertising of a quality and dignity consonant with the reputation and standing of the two parties to this Agreement. Accordingly, neither Sponsor nor CART will publish, nor cause or permit to be published, any advertising relating to the sponsorship which is likely to impair the goodwill of Sponsor or CART.

            B. CART recognizes that it is not authorized to use any of Sponsor's trademarks and trade names for the purpose of promoting CART or the sponsorship in conjunction with CART trademarks, trade names or corporate name without the prior written approval of Sponsor, which approval shall not be unreasonably withheld, and that use of Sponsor's trademarks and trade names must be in accordance with Sponsor's Corporate Guidelines for use of said trademarks and trade names. CART shall not file, register, or record with any federal, state, local government, or agency thereof, any name, design or form which may conform to or be confused with a Sponsor trademark. CART acknowledges Sponsor's exclusive ownership of, and the validity of, the Sponsor trademarks and all registrations thereof, and shall not contest during the term of this Agreement or at any time thereafter Sponsor's exclusive ownership of, and the validity of, the Sponsor trademarks and all registrations thereof. The parties agree to cooperate with each other and with Sponsor in preventing any acts of trademark infringement or unfair competition with respect to any Sponsor trademark, but Sponsor shall have sole control over all actions and legal proceedings to suppress infringement of, and unfair competition with respect to any Sponsor trademark.

            C.    Except as expressly provided herein, neither party is
granted any ownership interest in or license to use the marks or intellectual property rights of the other party.
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      3. Term of Agreement. The term of this Agreement shall commence on
________________, 19____ and shall terminate on _______________, _____. The parties agree to negotiate in good faith to extend this Agreement beyond ______________, _____. If such negotiations do not result in the extension of this Agreement by ____________, _____, then CART shall be free to negotiate with third parties in regard to the subject matter of this Agreement for __________ and beyond, provided, however, that Sponsor shall have a right of first refusal to match the terms and conditions that may be presented by a third party to CART in regard to an official car program for _________, such right of first refusal to be exercised by Sponsor, if at all, within a reasonable period of time after notice of such third party offer.

      4. Announcement of Agreement. This arrangement shall be announced in a manner mutually agreeable by the parties. Additionally, a special press release issued jointly by CART and Sponsor shall announce this program. This release shall be sent to CART's national and regional news release recipient list which covers press, radio and television, business, society and entertainment editors, teams, drivers, officials, owners and sponsors. In addition to being available and distributed to all media centers on the Fed Ex Championship Series schedule, the release shall be distributed via the CART publicity department's media fax and mailing system.

      5.    General Publicity and Recognition.

            A. The official supplier designation as the Official _______ of CART shall be acknowledged and publicized by CART in its general press releases, publicity materials and other appropriate published materials during the term hereof, in similar manner as other official suppliers.

            B. The following CART publications shall include composite sponsor and supplier recognition: Media Guide, Resource Guide, Fan Guide, Race Event Souvenir Programs, Rule Book, Official "Season in Review" Book, and Awards Banquet Program. In addition, the CART Media Guide and Web Site shall include an editorial feature publicizing Sponsor's role as an Official Supplier of CART. The text of such editorial content shall be supplied by Sponsor in a timely manner.

            C. Sponsor identification and/or official supplier recognition shall also be accorded (i) within the CART executive offices; and (ii) through a supplier message on CART's voice mail system.

            D. Sponsor shall also exercise its best efforts to publicize this designation and its association with CART and agrees to consult with CART in conjunction with such efforts. Sponsor agrees to utilize its Official Designation in all race related advertising.

            E. The CART Sponsor Showcase is a moveable trailer which has been designed to display promotional materials of all official CART sponsors, including a portion dedicated to Sponsor and shall be featured by CART at a variety of public events (in some cases not at the site of the CART Event). Sponsor shall also have the right to three (3) days annual use of the CART Sponsor Showcase subject to availability and presentation of a promotional support plan. Bookings for use of the display should be agreed upon by January 31 of each year of this Agreement. When booking dates are agreed upon, CART shall deliver the display to the location designated by Sponsor. Transport of
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the display shall be borne entirely by CART. Sponsor agrees to provide its display in a timely manner, for inclusion in the CART Sponsor Showcase.

      6.    On-Site Presence and Hospitality.

            A. Appropriate official product supplier recognition shall be embodied in six (6) 30-second composite public address system announcements within the course of each race event weekend, or other mutually agreeable public communication over the event weekend.

            B. During the term of this Agreement, Sponsor shall have the right to participate as a corporate member of CART and receive the benefits of such membership, which shall include twelve (12) annual hard cards and up to fifteen
(15) paper credentials (including pit passes) on an as needed basis, which shall be made available to designated Sponsor guests. So as to assure proper handling of these guest passes, Sponsor agrees to provide to CART at least seven (7) days notice of its intent to use these guest passes and the identity of the guests for which these passes shall be made available. It is understood that these credentials may not provide specific seat availability but instead allow limited access to the race track and surrounding facility.

            C. Sponsor identification and/or official supplier recognition shall be provided (i) on the CART transporters; (ii) on selected CART officials' uniforms; and (iii) through a track bannering program in areas controlled by CART, i.e., CART hospitality tent, CART "official" hotel, CART registration and CART motorcoach hospitality.

            D. At each event, CART shall arrange and coordinate (i) twenty (20) free admission/grandstand tickets (where available); (ii) PPG pace car ride for two (2) persons; (iii) on-site V.I.P. expedited servicing of credentials; (iv) hospitality photo support services at the request of Sponsor; and (v) assistance in the development of hospitality packages at race venues.

            E. Sponsor Public Relations and photographic personnel will be provided full credentials and access to all CART sanctioned event locations normally available to fully accredited working press and photographers.

      7. Advertising Opportunities. Sponsor shall have priority advertising purchasing rights (subject to availability and at an incremental cost) for:

            A.    Television airtime in the race broadcast;
            B.    Radio airtime in the race broadcast;
            C.    Advertising package in souvenir event programs;
            D.    Official CART Book;
            E.    Advertising in the Official "Season in Review" Book;
            F.    Advertising in all advertorials commissioned by CART.

It is further understood that Sponsor's parent company and affiliates shall be permitted to obtain the priority advertising purchasing rights as set forth in paragraph 7 from CART.
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      8.    Additional Support Services and Marketing Opportunities.  CART
shall provide Sponsor  the following support items and additional benefits:

            A.    Services of the CART Client Services Group;
            B. Access to ongoing CART attitude and awareness research study with the option to co-fund specific research questions;
            C.    Access to CART specialist research services;
            D.    Opportunity to participate in CART Supplier workshops;
            E.    Access to CART video and photo archives at cost;
            F. Right to use the CART mark on nonsalable premiums with no royalty due to CART;
            G. Sponsor will be recognized as an Official Sponsor of the CART Awards Banquet, which provides for a table of ten (10), signage, and appropriate recognition during the activities;
            H. Sponsor shall have the right to maintain a hot-link to the Sponsor's home page on the World Wide Web from the CART Internet Web Site.

      9.    Consideration.

            A. Sponsor shall pay an annual rights fee of ________________________ ($_____________) Dollars during the term hereof, according to the following payment schedule:

                        -                  ($         ) Dollars by January 1
                              ------------   ---------
                              of each year of this Agreement;
                        -                  ($         ) Dollars by April 1 of
                              ------------   ---------
                              each year of this Agreement;
                        -                  ($         ) Dollars by July 1 of
                              ------------   ---------
                              each year of this Agreement;
                        -                  ($         ) Dollars by October 1
                              ------------   ---------
                              of each year of this Agreement.

CART shall submit an appropriate invoice for payment thirty (30) days prior to the date the respective payments are due.

            B. Sponsor shall sell reasonable quantities of additional product to CART and its teams at its best available delivered price in the market, consistent with past practices.

      10.   Confidentiality.

            A. All media releases, public announcements, and public disclosures by either party or its employees or agents relating to this Agreement, including, but not limited to promotional or marketing material, but not including any announcement intended solely for internal distribution by either party or any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of the disclosing party, or any announcements which solely make incidental references to Sponsor as the "Official __________ of CART" shall be coordinated with and approved
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by the other party prior to the release thereof.

            B. CART and Sponsor agree to safeguard the confidentiality of any information obtained in the performance of this Agreement regarding the products, accessories, designs and developments of the other party. It is agreed that each party remains the owner of its information and documents and that such information and documents can be used by the other party only for the purpose of performing under the terms of this Agreement. The disclosure of any such information or documents to any third party requires prior written approval of the owner of such information and requires the prior agreement of such third party to safeguard the confidentiality. Notwithstanding the foregoing, disclosure may be made if necessary to enforce a party's rights under this Agreement, or if required by a governmental agency, in which case any and all documents, information, or materials disclosed shall be marked "confidential" and such party shall seek confidential treatment of such information.

      11. Authority to Contract. Each party warrants and represents that it has the full right and authority to enter into and perform this Agreement and to grant all rights granted herein, and that the execution and delivery of this Agreement has been duly authorized by all necessary corporate action. CART acknowledges that only the President or Vice President of Sponsor are authorized, on behalf of Sponsor, to execute this Agreement or any modifications or amendments thereto, or any notice of prior termination thereof. Contracts, agreements, promises, representations, understandings, or arrangements of any nature, with respect to this Agreement, which shall have the effect of waiving performance of any of the provisions of the Agreement or making any amendment or modification or any other change in, or addition to, this Agreement or imposing definite obligations on either Sponsor or CART not otherwise specifically imposed by this Agreement, may be made only in writing by the President or Vice President of Sponsor. Sponsor will not be bound by any contracts, agreements, promises, representations, understandings, or arrangements of any nature, whether or not in writing, made by any other person.

      12. Assignment. Neither party may assign this Agreement, or sublicense any or all of its rights and obligations hereunder, without first obtaining the written consent of the other party.

      13. Entire Agreement; Waivers and Amendments. This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements and understandings between the parties, their officers, directors, or employees relating to the subject matter hereof. None of the terms of this Agreement may be waived or modified except as expressly agreed to, in writing, by both parties.

      14. Notices. Except as otherwise provided, any notice or other communication required or permitted to be given under this Agreement will be sufficient if it is in writing and delivered personally, telegraphed, telecopied or telexed, or mailed (by certified, registered or first class mail or by recognized overnight courier), postage prepaid, and will be deemed given when so delivered personally, telegraphed, telecopied or telexed, or if mailed by certified, registered, first class mail or by recognized overnight courier, one day after the date of mailing, as follows (or to any other address provided by a party in accordance with this Section):
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      If to CART:       Championship Auto Racing Teams, Inc.
                        750 W. Big Beaver Road, Suite 800
                        Troy, MI 48084
                        Facsimile: (248) 362-8810
                        Attention:  Andrew Craig and Randy Dzierzawski

      With a copy to:   Michael J. Mills, Esq.
                        1700 North Woodward Avenue, Suite A
                        Bloomfield Hills, MI 48034
                        Facsimile: (248) 647-7461

      If to  Sponsor:   Name
                        Address
                        City, State, Zip Code

      With a copy to:   General Counsel
                        Name
                        Address
                        City, State, Zip Code

      15. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan.

      16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

      17. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

      18. Severability. If any provision of this Agreement is determined to be illegal or invalid, such illegality or invalidity will have no effect on the other provisions of this Agreement, which will remain valid, operative and enforceable.

      19. Relationship of the Parties. Nothing in this Agreement will be deemed to create a partnership or joint venture among any one or more of the parties.

      20. Cancellation. Either party may unilaterally cancel this Agreement upon the occurrence of any of the following on behalf of the non-canceling party, provided, however, the canceling party must give notice in writing by certified mail to the non-canceling party, specifying the ground or grounds for termination and permitting said party thirty (30) days in which to cure the purported ground or grounds of termination:

            A. Either party becomes insolvent or enters federal bankruptcy or reorganization proceedings; or
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            B.    A receiver, trustee, guardian or marshal! is appointed to
manage the affairs of either party; or

            C. Either party should, for reasons totally beyond its cause or control, be completely and permanently prevented from reasonably complying with its duties hereunder; or

            D. Either party fails to perform any of the material terms and conditions herein; or

            E. Any of the material representations made by either party to the other which led to this Agreement proves to be false.

Should Sponsor invoke the above cancellation provisions, all money paid by Sponsor in connection with this Agreement shall be forthwith returned to Sponsor in full, less monies sufficient to pay any reasonable charges any debts already incurred by CART before termination, subject to verification by Sponsor. Return of such monies shall thereupon constitute mutual release from any further obligation or responsibility of any kind whatsoever hereunder, other than those provisions listed in this Agreement.

      21.   Indemnity Provisions.

            A. Sponsor agrees to indemnify and hold harmless CART and its authorized agent(s), or either of them, from and against any and all expenses, damages, claims, suits, actions, judgments and costs, including reasonable attorneys' fees, arising out of Sponsor's negligence, willful misconduct in connection with this Agreement, and/or alleged defect in design, manufacture or assembly of _____________ products supplied by Sponsor under this Agreement, provided that Sponsor is given prompt written notice of any such action or claim.

            B. CART agrees to indemnify and hold harmless Sponsor and its authorized agent(s), or either of them, from and against any and all expenses, damages, claims, suits, actions, judgments and costs, including reasonable attorneys' fees, arising out of or in connection with any event under this Agreement hereunder, other than negligence, willful misconduct or breach of contract by Sponsor, provided that CART is given prompt written notice of any such action or claim.

            C. Following the receipt of such notice required under subsections A or B above, the indemnifying party shall have the option, upon written notice of same to the other, to contest any such claim or action and to have exclusive control of the defense thereof.

      IN WITNESS WHEREOF, this Agreement is executed by the parties hereto as of the date first above written.

SPONSOR                                   CHAMPIONSHIP AUTO RACING
                                             TEAMS, INC.

By:                                       By:
    -----------------------------             --------------------------
Its:                                      Its:
    -----------------------------             --------------------------